Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Pete Clemens Executive Vice President & CFO Surgical Care Affiliates (205) 307-5250 peter.clemens@scasurgery.com	Leslie Wachsman Vice President, Finance Surgical Care Affiliates (847) 267-9823 leslie.wachsman@scasurgery.com

SURGICAL CARE AFFILIATES, INC. ANNOUNCES THIRD QUARTER 2014 RESULTS AND

REITERATES 2014 GUIDANCE

DEERFIELD, IL – November 12, 2014 – Surgical Care Affiliates, Inc. (NASDAQ: SCAI) (“SCA” or the “Company”) today announced financial results for the third quarter ended September 30, 2014. Key highlights for the third quarter include:

¡	Total net operating revenues increased 13.1% to $219.9 million

¡	Earnings per basic share from continuing operations attributable to SCA increased $0.72 to $0.32

¡	Net income attributable to SCA increased $20.5 million to $7.8 million

¡	Adjusted net income per share increased 23.1% to $0.48

¡	Adjusted EBITDA less NCI increased 6.7% to $37.9 million

¡	Systemwide net operating revenues increased 10.5% to $384.9 million

¡	Same site systemwide net patient revenues per case increased 4.5%

¡	Same site systemwide case volume increased 2.1%

¡	The Company invested in 11 new facilities while continuing to optimize legacy portfolio by exiting six non-strategic facilities

Andrew Hayek, President & CEO, said, “Patient care is our first priority, and we continued to achieve strong patient satisfaction and clinical results in the third quarter. From a financial perspective, we are pleased with our third-quarter results and remain on track to achieve our original full year 2014 adjusted EBITDA less NCI guidance, which translates to annual adjusted EBITDA less NCI growth of eight to eleven percent. From a strategic standpoint, we continue to partner with leading health systems and physician groups, and we are positioned to continue adding strategically aligned facilities to our portfolio.”

Three Months Ended September 30, 2014

Total net operating revenues, which exclude revenues from facilities in which SCA owns a noncontrolling interest, increased 13.1% in the third quarter of 2014 to $219.9 million from $194.4 million in the prior year period. This increase was driven by revenues earned from acquisitions, higher acuity case mix and increased rates paid under certain payor contracts, partially offset by the deconsolidation of one facility since September 30, 2013. Systemwide net operating revenues, which include revenues from all facilities in which SCA has an ownership interest (without adjustment based on SCA’s percentage of ownership) and management fee revenues from managed-only facilities, increased 10.5% in the third quarter as compared to the prior year period.

Net income attributable to SCA, which includes certain non-cash and non-recurring expenses, was $7.8 million for the third quarter of 2014, compared to a net loss attributable to SCA of $12.7 million for the third quarter of 2013. Adjusted EBITDA less NCI, which adds back certain non-recurring expenses, increased 6.7% for the third quarter of 2014 to $37.9 million from $35.5 million in the same period of the prior year. Adjusted net income, which adjusts for items that are non-cash or non-recurring in nature, increased 53.9% for the third quarter of 2014 to $18.4 million from $11.9 million for the same period of the prior year.

SCA’s cash flow from operating activities was $69.5 million for the three-months ended September 30, 2014, up 38.4% from the third quarter of 2013. Operating cash flow less distributions to non-controlling interests was $37.2 million during the third quarter of 2014, an increase of 60.1% from $23.2 million in the same period of the prior year.

Strategic Transactions and Facility Count

During the third quarter of 2014, we invested in 11 facilities, seven of which were consolidated and four of which were nonconsolidated. Included in these numbers is a conversion of one facility from managed-only to an equity investment. Additionally, as part of our strategy to optimize our legacy portfolio of facilities we exited six non-strategic facilities during the third quarter, three of which were managed-only. As of September 30, 2014, we had 182 facilities, up from 178 at June 30, 2014.

Since the end of the third quarter we have invested in two additional facilities, one of which we consolidate, and added one managed-only facility, bringing our total facility count as of the date of this press release to 185.

Nine Months Ended September 30, 2014

Total net operating revenues, which exclude revenues from facilities in which SCA owns a noncontrolling interest, increased 7.8% for the first nine months of 2014 to $627.7 million from $582.3 million in the same period last year. This increase was driven by higher acuity case mix and increased rates paid under certain payor contracts, partially offset by the deconsolidation of one facility since September 30, 2013 and the disposition of two facilities during the first quarter of 2014, and by investment in new facilities, most of which occurred in the latter part of the nine-month period. Systemwide net operating revenues, which include revenues from all facilities in which SCA has an ownership interest (without adjustment based on SCA’s percentage of ownership) and management fee revenues from managed-only facilities, increased 9.8% for the nine-months ended September 30, 2014.

Net income attributable to SCA, which includes certain non-cash and non-recurring expenses, was $14.1 million for the nine-months ended September 30, 2014, compared to a net loss attributable to SCA of $23.9 million for the same period of the prior year. Adjusted EBITDA less NCI, which adds back certain non-recurring expenses, increased 3.1% for the nine-months ended September 30, 2014 to $108.2 million from $104.9 million in the same period of the prior year. Adjusted net income, which adjusts for items that are non-cash or non-recurring in nature, increased 75.7% for the nine-months ended September 30, 2014 to $51.8 million from $29.5 million for the same period of the prior year.

SCA’s cash flow from operating activities was $156.1 million for the nine-months ended September 30, 2014, up 19.4% from the same period in 2013. Operating cash flow less distributions to non-controlling interests was $74.4 million, an increase of 44.3% from $51.6 million in the same period of the prior year.

Systemwide Financial Results

Third months ended September 30, 2014

For the third quarter of 2014, systemwide net patient revenue per case grew 4,5% over the prior year period. On a same site basis, systemwide net operating revenue for the third quarter of 2014 increased 6.5% over the third quarter of 2013. Same site systemwide net patient revenue per case increased 4.5% in the third quarter of 2014 over the prior year period, and same site systemwide case volume increased 2.1% in the third quarter of 2014 over the prior year period. The growth in systemwide revenue metrics was largely driven by higher acuity case mix and investments in facilities, most of which occurred in the latter part of the period.

Nine months ended September 30, 2014

Systemwide net patient revenue per case grew 4.9% in the nine-months ended September 30, 2014, over the prior year period. For the nine-months ended September 30, 2014, same site systemwide net operating revenue increased 2.4% from the nine-months ended September 30, 2013. Same site systemwide net patient revenue per case grew 2.2% in the nine-months ended September 30, 2014, over the prior year period. Same site systemwide case volume increased 0.2% in the nine-months ended September 30, 2014. The growth in systemwide revenue metrics was largely driven by acquisitions, changes in case mix and increased earnings under certain payor contracts. The year to date revenue metrics were impacted by the highly inclement and unusual winter weather experienced in some of the Company’s most concentrated markets during the first quarter of 2014.

As of September 30, 2014, 63 of SCA’s 182 facilities were nonconsolidated. SCA accounts for these facilities using the equity method. For consolidated subsidiaries, the Company’s financial statements reflect 100% of the revenues and expenses for these subsidiaries, after elimination of intercompany transactions and accounts. For nonconsolidated affiliates, our consolidated statements of operations reflect our earnings from such facilities in two line items:

•	Equity in net income of nonconsolidated affiliates, which represents SCA’s combined share of the net income of each equity method facility that is based on such equity method facility’s net income and the percentage of such equity method facility’s outstanding equity interests owned by us; and

•	Management fee revenues, which represents the Company’s combined income from management fees that are earned from managing the day-to-day operations of the facilities that are not consolidated for financial reporting purposes.

As a result of this accounting treatment in SCA’s reported results, management supplementally focuses on non-GAAP systemwide metrics to analyze the results of operations. These systemwide metrics include systemwide net operating revenues growth, same site systemwide net operating revenues growth, systemwide net patient revenues per case growth, same site systemwide net patient revenues per case growth and same site systemwide case volume (day adjusted). Systemwide metrics treat SCA’s nonconsolidated facilities as if they were consolidated. The Company includes management fee revenue from managed-only facilities in systemwide net operating revenues growth and same site systemwide net operating revenues growth, but not patient or other revenues from managed-only facilities (in which SCA holds no ownership interest). The Company does not include revenues from managed-only facilities in systemwide net patient revenues per case growth or same site systemwide net patient revenues per case growth. While net patient revenues earned at the nonconsolidated facilities are not recorded in our consolidated financial statements, management believes systemwide growth metrics are important to understand the Company’s financial performance because the metrics are used to interpret the sources of our growth and provide a growth metric incorporating the net patient revenues earned by all affiliated facilities, regardless of the accounting treatment. As SCA executes on its strategy of partnering with health systems, management expects the number of our facilities accounted for as equity method facilities will increase relative to the total number of affiliated facilities.

Guidance

For 2014, SCA is reiterating its previously established 2014 guidance for Adjusted EBITDA less NCI to be between $154 million and $158 million. As we have indicated in the past, the strong growth expected in the fourth quarter of 2014 reflects the impact of our 2014 acquisitions and the expected timing of corporate expenses relative to fourth quarter 2013.

Conference Call Information

SCA will hold a webcast conference call to discuss this release tomorrow, November 13, 2014, at 9:00 a.m. EDT. The live webcast of the conference call will be available by accessing http://investor.scasurgery.com. Following the call, an archived replay of the webcast will be available on the corporate website for 30 days.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements, which have been included in reliance of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties and assumptions relating to our operations, financial condition, business, prospects, growth strategy and liquidity, which may cause our actual results to differ materially from those projected by such forward-looking statements, and the Company cannot give assurances that such statements will prove to be correct. Investors are hereby cautioned that these statements may be affected by important factors, including, but not limited to, the following risks: our dependence on payments from third-party payors, including governmental healthcare programs, commercial payors and workers’ compensation programs; our inability or the inability of our healthcare system partners to negotiate favorable contracts or renew existing contracts with non-governmental third-party payors on favorable terms; significant changes in our payor mix or case mix resulting from fluctuations in the types of cases performed at our facilities; the fact that the Medicare and Medicaid programs provide a significant portion of our revenues and are each particularly susceptible to legislative and regulatory change; the implementation by states of reduced fee schedules and reimbursement rates for workers’ compensation programs; our inability to maintain good relationships with our current health system partners or our inability to enter into relationships with new health system partners; material changes in Internal Revenue Service revenue rulings, case law or the interpretation of such rulings; our dependence on physician utilization of our facilities, which could decrease if we fail to maintain good relationships with these physicians; the potential reduction in the number of surgical procedures because of physician treatment methodologies and governmental or commercial health insurance controls; our inability to attract new physician investors and to acquire and develop additional surgical facilities on favorable terms; shortages of, or quality control issues with, surgery-related products, equipment and medical supplies that could result in a disruption of our operations; the competition for staffing, shortages of qualified personnel or other factors that drive up labor costs; the intense competition we face for patients, physician use of our facilities, strategic relationships and commercial payor contracts; the fact that we are subject to significant malpractice and related legal claims, and we could be required to pay significant damages in connection with those claims; the adverse effect of current and future economic conditions on volume and case mix; the regulatory, economic and other conditions in certain states in which many of our facilities are concentrated; the fact that we have a history of net losses and may not achieve profitability in the future; the fact that we may have a special legal responsibility to the holders of ownership interests in the entities through which we own our facilities, which may conflict with, and prevent us from acting solely in, our own best interest; the difficulty in operating and integrating newly acquired or developed facilities; the growth of patient receivables or the deterioration in the ability to collect on those accounts; the loss of the service of our senior management; our reliance on our private equity sponsor; our substantial indebtedness, and our ability to incur additional indebtedness in the future; our inability to generate sufficient cash in order to meet our debt service obligations; restrictions on our current and future operations because of the terms of our senior secured credit facilities; market risks related to interest rate changes; significant loans that we have made to the partnerships and limited liability companies that own and operate certain of our facilities; our liability for certain debt and other obligations of the partnerships and limited liability companies that own and operate certain of our facilities; recognition of impairment on our long-lived assets or equity method investments; our inability to manage and secure our information systems effectively, which could disrupt our operations; our inability to fully realize the value of our net operating loss carry-forwards; adverse impact of weather and other factors beyond our control on our facilities; our inability to predict the impact on us of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, which represents a significant change to the healthcare industry; our failure to comply with numerous federal and state laws and regulations relating to our facilities, which could lead to the incurrence of significant penalties by us or require us to make significant changes to our operations; our obligations to purchase some or all of the ownership interests of our physician partners or renegotiate some of our partnership and operating agreements because of changes to laws or regulations governing physician ownership of our facilities; our failure to comply with a federal criminal law referred to as the Anti-Kickback Statute or the physician self-referral laws; restrictions by federal law on our ability to expand surgical capacity of our surgical hospitals; our being subject to federal and state audits and investigations, including actions for false and improper claims; our failure to comply with Medicare’s conditions for coverage and conditions of participation, which could result in loss of program payment or other government sanctions; ensuring our continued compliance with the Health Insurance Portability and Accountability Act of 1996 or HIPAA, which could require us to expend significant resources and capital; our failure to effectively and timely implement electronic health records systems and transition to the ICD-10 coding system; efforts to regulate the construction, relocation, acquisition, change of ownership, change of control or expansion of healthcare facilities, which could prevent us from acquiring additional facilities, renovating our existing facilities or expanding the breadth of services we offer; our being subject to enforcement action from antitrust authorities; our being subject to constantly evolving healthcare laws and regulations; the fact that we are a “controlled company” within the meaning of the NASDAQ Stock Market listing rules and as a result, our stockholders do not have certain corporate governance protections concerning the independence of our board of directors and certain board committees that would otherwise apply to us; and the fact that our private equity sponsor has significant influence over us and key decisions about our business that could limit other stockholders’ ability to influence the outcome of matters submitted to stockholders for a vote.

The forward-looking statements made in this press release are made only as of the date of the hereof. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information or otherwise. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission, including in our most recent annual and quarterly reports on Form 10-K and Form 10-Q, respectively.

Use of Non-GAAP Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) provided throughout this press release, SCA has presented the following non-GAAP financial measures, which management uses to gauge operating performance: Adjusted EBITDA less NCI, Adjusted net income (including basic Adjusted net income per share), and Operating cash flow less distributions to NCI. These non-GAAP financial measures exclude various items detailed in the attached “Reconciliation of Non-GAAP Financial Measures”.

These non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company’s performance that management finds useful in assessing the Company’s operating performance between periods and that we believe are useful for investors to analyze our operating performance on the same basis as used by our management. You should be aware that there is no certainty that we will not incur expenses in the future that are similar to those excluded in the calculation of Adjusted EBITDA less NCI, Adjusted net income (including basic Adjusted net income per share) and Operating cash flow less distributions to NCI. Other companies in our industry may calculate Adjusted EBITDA less NCI, Adjusted net income (including basic Adjusted net income per share) and Operating cash flow less distributions to NCI differently than we do, limiting their usefulness as comparative measures. Because of these limitations, none of Adjusted EBITDA less NCI, Adjusted net income (including basic Adjusted net income per share) or Operating cash flow less distributions to NCI should be considered the primary measure of the operating performance of our business. We strongly encourage you to review the Company’s GAAP financial statements and not to rely on any single financial measure to evaluate our business.

About Surgical Care Affiliates

An industry leader, SCA partners with physicians, health systems and payors to develop and implement surgery strategies across the country. As of September 30, 2014, SCA operated 182 surgical facilities – including ambulatory surgery centers, surgical hospitals and one sleep center – in partnership with approximately 2,000 physicians and in affiliation with 41 health systems across the country. SCA’s clinical systems, service line growth strategies, benchmarking processes and efficiency programs create measurable advantage for surgical facilities – clinically, operationally and financially. For more information on SCA, visit www.scasurgery.com.

Surgical Care Affiliates, Inc.

Unaudited Selected Financial and Operating Data

(In millions, except per share data)

	Three-Months Ended September 30,		Nine-Months Ended September 30,
	2014	2013	2014	2013
Statement of Operations Data:
Net operating revenues
Net patient revenues	$201.1	$177.0	$573.1	$545.5
Management fee revenues	14.9	13.2	43.3	26.2
Other revenues	3.8	4.2	11.3	10.6

Total net operating revenues	219.9	194.4	627.7	582.3
Equity in net income of nonconsolidated affiliates	7.4	4.1	21.0	16.1
Operating expenses:
Salaries and benefits	76.0	74.4	221.3	200.6
Supplies	45.2	42.2	131.6	127.1
Other operating expenses	33.0	31.0	93.8	89.1
Depreciation and amortization	13.9	11.0	39.0	31.8
Occupancy costs	7.9	6.8	22.6	20.1
Provision for doubtful accounts	3.6	3.4	10.0	10.4
Impairment of intangible or long-lived assets	0.1	—	0.6	—
(Gain) loss on disposal of assets	(0.1)	0.3	(0.1)	0.3

Total operating expenses	179.6	169.1	518.8	479.4

Operating income	47.7	29.4	129.9	119.0
Interest expense	8.2	14.5	24.6	48.8
Loss from extinguishment of debt	—	—	—	3.8
Interest income	(0.0)	(0.1)	(0.1)	(0.2)
(Gain) loss on sale of investments	(6.3)	0.1	(1.9)	1.1

Income from continuing operations before income tax expense	45.8	14.9	107.4	65.5
Provision for income tax expense	2.8	5.7	6.0	10.0

Income from continuing operations	42.9	9.2	101.4	55.5
Loss from discontinued operations, net of income tax expense	(4.5)	(0.5)	(5.8)	(4.5)

Net income	38.5	8.7	95.7	51.0

Less: Net income attributable to noncontrolling interests	(30.6)	(21.4)	(81.6)	(74.9)

Net income (loss) attributable to SCA	$7.8	$(12.7)	$14.1	$(23.9)

Net income (loss) per basic share attributable to SCA	$0.20	$(0.42)	$0.37	$(0.79)

Surgical Care Affiliates, Inc.

Unaudited Selected Financial and Operating Data, continued

(In millions, except number of shares in thousands and facility count)

	September 30,	December 31,
	2014	2013
Balance Sheet Data (at period end):
Cash and cash equivalents	$53.4	$85.8
Total current assets	247.8	234.9
Total assets	1,580.9	1,422.4

Current portion of long-term debt	25.1	23.1
Long-term debt, net of current portion	666.3	649.7
Total current liabilities	229.8	197.6
Total liabilities	1,040.2	984.5

Total SCA equity	226.1	205.7
Noncontrolling interests — non-redeemable	297.9	210.3
Total equity	524.0	416.0

Facilities (at period end):
Consolidated facilities	94	87
Equity method facilities	63	60
Managed-only facilities	25	30

Total facilities	182	177

Perioperative contracts	10	14

	Three-Months Ended September 30,		Nine-Months Ended September 30,
	2014	2013	2014	2013
Net income (loss) per share(1)
Basic net income (loss) per share attributable to SCA	$0.20	$(0.42)	$0.37	$(0.79)
Adjusted number of shares outstanding used to compute basic net income (loss) per share	38,546	30,347	38,415	30,347

Cash Flow Data:
Net cash provided by (used in):
Operating activities	$69.5	$50.2	$156.1	$130.8
Investing activities	(72.8)	(2.5)	(122.5)	(36.7)
Capital expenditures	(7.2)	(9.0)	(25.4)	(26.2)
Investments in new businesses	(67.7)	—	(106.7)	(21.5)
Financing activities	(32.3)	(102.8)	(66.1)	(124.2)
Distributions to noncontrolling interests	(32.3)	(27.0)	(81.8)	(79.2)

Surgical Care Affiliates, Inc.

Supplemental Information

(Unaudited; in millions, except cases, growth rates and per share data)

	Three-Months Ended September 30,		Nine-Months Ended September 30,
	2014	2013	2014	2013
Consolidated and Equity Method Facility Data:
Net Operating Revenues:
Consolidated facilities	$219.9	$194.4	$627.7	$582.3
Equity method facilities	165.0	153.9	472.9	419.7

Net Patient Revenues:
Consolidated facilities	$201.1	$177.0	$573.1	$545.5
Equity method facilities	163.4	152.6	468.4	416.0

Case Volume:
Consolidated facilities	112,087	106,164	324,371	320,171
Equity method facilities	70,158	65,993	199,437	186,940
Systemwide case volume(2)	182,245	172,157	523,808	507,111

Number of work days in the period	64	64	191	191

Systemwide net operating revenues growth(3)	10.5%	18.6%	9.8%	12.3%
Systemwide net patient revenues per case growth(4)	4.5%	8.6%	4.9%	8.3%
Same site systemwide net patient revenues growth(4)(5)	6.7%	6.4%	2.4%	7.6%
Same site systemwide net patient revenues per case growth(4)(5)	4.5%	4.1%	2.2%	5.9%
Same site systemwide case volume growth (day adjusted)(2)(5)	2.1%	2.2%	0.2%	1.6%

Other Financial Data:
Adjusted EBITDA-NCI(6)(7)	$37.9	$35.5	$108.2	$104.9
Adjusted net income(6)(7)	$18.4	$11.9	$51.8	$29.5
Basic Adjusted net income per share(1)(6)	$0.48	$0.39	$1.35	$0.97

Surgical Care Affiliates, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited; in millions, except per share count in thousands)

	Three-Months Ended September 30,		Nine-Months Ended September 30,
	2014	2013	2014	2013
Adjusted EBITDA-NCI:
Net income	$38.5	$8.7	$95.7	$51.0
(Minus)
Net income attributable to noncontrolling interests	(30.6)	(21.4)	(81.6)	(74.9)

Net income (loss) attributable to SCA	$7.8	$(12.7)	$14.1	$(23.9)
Plus (minus)
Interest expense, net	8.1	14.5	24.5	48.6
Provision for income tax expense	2.8	5.7	6.0	10.0
Depreciation and amortization	13.9	11.0	39.0	31.8
Loss from discontinued operations, net	4.5	0.5	5.8	4.5
Equity method amortization expense(8)	5.8	7.9	17.4	17.9
(Gain) loss on sale of investments	(6.3)	0.1	(1.9)	1.1
Loss on extinguishment of debt	—	—	—	3.8
Asset impairments	0.1	1.4	0.4	3.4
(Gain) loss on disposal of assets	(0.1)	0.3	(0.1)	0.3
Stock compensation expense	1.1	6.2	2.7	6.6
Other	0.0	0.7	0.3	0.8

Adjusted EBITDA-NCI	$37.9	$35.5	$108.2	$104.9

Adjusted net income:
Net income (loss) attributable to SCA	$7.8	$(12.7)	$14.1	$(23.9)
Plus (minus)
Provision for income tax expense	2.8	5.7	6.0	10.0
Loss on extinguishment of debt	—	—	—	3.8
Asset impairments	0.1	1.4	0.4	3.4
Amortization expense	2.5	1.9	7.1	5.0
Loss from discontinued operations, net	4.5	0.5	5.8	4.5
(Gain) loss on sale of investments	(6.3)	0.1	(1.9)	1.1
(Gain) loss on disposal of assets	(0.1)	0.3	(0.1)	0.3
Equity method amortization expense	5.8	7.9	17.4	17.9
Stock compensation expense	1.1	6.2	2.7	6.6
Other	0.0	0.7	0.3	0.8

Adjusted net income	$18.4	$11.9	$51.8	$29.5

Number of shares outstanding used to compute basic
Adjusted net income per share(1)	38,546	30,353	38,415	30,347

Operating cash flow less distributions to NCI:
Net cash provided by operating activities	$69.5	$50.2	$156.1	$130.8
(Minus)
Distributions to noncontrolling interests of consolidated affiliates	(32.3)	(27.0)	(81.8)	(79.2)

Operating cash flow less distributions to NCI	$37.2	$23.2	$74.4	$51.6

(1)	Calculated based on weighted average number of shares outstanding during the relevant period, to reflect SCA’s conversion from a Delaware limited liability company to a Delaware corporation in conjunction with SCA’s initial public offering in the fourth quarter of 2013 (“the IPO”), at a ratio of 10.25 membership units of ASC Acquisition LLC to one share of common stock of Surgical Care Affiliates, Inc.
(2)	The number of cases performed at SCA’s consolidated and equity method facilities (does not include managed-only facilities) is a key metric utilized to regularly evaluate performance.
(3)	The revenues and expenses of equity method facilities are not directly included in SCA’s consolidated GAAP results; only the net income earned from such facilities is reported on a net basis in the line item “Equity in net income of nonconsolidated affiliates.” Because of this, management supplementally focuses on non-GAAP systemwide results, which measure results from all our facilities, including revenues from our consolidated facilities and the Company’s equity method facilities (without adjustment based on our percentage of ownership). SCA includes management fee revenue from managed-only facilities in systemwide net operating revenues growth and same site systemwide net operating revenues growth, but not patient or other revenues from managed-only facilities (in which SCA holds no ownership interest).
(4)	The revenues and expenses of equity method facilities are not directly included in SCA’s consolidated GAAP results; only the net income earned from such facilities is reported on a net basis in the line item “Equity in net income of nonconsolidated affiliates.” Because of this, management supplementally focuses on non-GAAP systemwide results, which measure results from all our facilities, including revenues from our consolidated facilities and the Company’s equity method facilities (without adjustment based on our percentage of ownership). SCA does not include facilities at which no ownership interest is held and provides only management services in systemwide net patient revenues per case growth or same site systemwide net patient revenues per case growth.
(5)	Same site refers to facilities that were operational in both the current and prior period, as applicable.
(6)	Represents Adjusted EBITDA-NCI and Adjusted net income (including basic Adjusted net income per share) as computed and used by management. Adjusted EBITDA-NCI means net income before provisions for income tax expense, net interest expense, depreciation and amortization, net income (loss) from discontinued operations, equity method amortization expense, loss on sale of investments, loss on extinguishment of debt, asset impairments, gain (loss) on disposal of assets, IPO related expenses and stock compensation expense less net income attributable to noncontrolling interests. Adjusted net income means net income (loss) attributable to SCA before change in deferred income tax, loss on extinguishment of debt, asset impairments, amortization expense, net income (loss) from discontinued operations, loss on sale of investments, gain (loss) on disposal of assets, equity method amortization expense, IPO related expenses and stock compensation expense. We present Adjusted EBITDA-NCI and Adjusted net income (including basic Adjusted net income per share) because management believes they are useful for investors to analyze SCA’s operating performance on the same basis as that used by management. Management believes Adjusted EBITDA-NCI can be useful to facilitate comparisons of operating performance between periods because it excludes the effect of depreciation and amortization, which represents a non-cash charge to earnings, income tax, interest expense and other expenses or income not related to the normal, recurring operations of our business. Management believes Adjusted net income (including basic Adjusted net income per share) can be useful to facilitate comparisons of SCA’s operating performance between periods because it excludes the effect of certain non-cash and other charges to earnings whose fluctuations from period-to-period do not necessarily correspond to the normal, recurring operations of our business. Adjusted EBITDA-NCI and Adjusted net income (including basic Adjusted net income per share) are each considered a “non-GAAP financial measure” under SEC rules and should not be considered a substitute for net income (loss) or net operating income (or net loss per share) as determined in accordance with GAAP. In addition Adjusted EBITDA-NCI and Adjusted net income (including basic Adjusted net income per share) have limitations as analytical tools, including the following:

•	Adjusted EBITDA-NCI and Adjusted net income (including basic Adjusted net income per share) do not reflect our historical capital expenditures, or future requirements for capital expenditures, or contractual commitments;

•	Adjusted EBITDA-NCI and Adjusted net income (including basic Adjusted net income per share) do not reflect changes in, or cash requirements for, the Company’s working capital needs;

•	Adjusted EBITDA-NCI does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments under the Company’s credit agreement;

•	Adjusted EBITDA-NCI and Adjusted net income (including basic Adjusted net income per share) do not reflect our historical impairments recognized;

•	Adjusted EBITDA-NCI and Adjusted net income (including basic Adjusted net income per share) do not reflect SCA’s historical amortization expenses; and

•	Adjusted EBITDA-NCI does not reflect income tax expense or the cash requirements to pay taxes.

In addition, you should be aware that there is no certainty that SCA will not incur expenses in the future that are similar to those excluded in the calculation of Adjusted EBITDA-NCI or Adjusted net income (including basic Adjusted net income per share). Other companies in SCA’s industry may calculate Adjusted EBITDA-NCI or Adjusted net income (including basic Adjusted net income per share) differently than SCA does, limiting their usefulness as comparative measures.

Because of these limitations, neither Adjusted EBITDA-NCI nor Adjusted net income (including basic Adjusted net income per share) should be considered the primary measure of the operating performance of SCA’s business. The Company strongly encourages you to review the GAAP financial statements and not to rely on any single financial measure to evaluate our business.

(7)	Adjusted EBITDA-NCI for the third quarter of 2014 was $37,929 compared to $35,547 in the third quarter of 2013, for a 6.7% increase period over period. Adjusted Net Income for the third quarter of 2014 was $18,393 compared to $11,949 in the third quarter of 2013, for a 53.9% increase period over period.
(8)	For the three months-ended September 30, 2014 and September 30, 2013, we recorded $5.8 million and $7.9 million, respectively, of amortization expense for definite-lived intangible assets attributable to equity method investments. These expenses are included in Equity in net income of nonconsolidated affiliates in our consolidated financial statements.